Exhibit 10.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of March 12, 2014, is made by and between Sprouts Farmers Market, Inc., a Delaware corporation (the “Company”), and James Nielsen (the “Executive”).

WHEREAS, the Company and Executive are parties to an employment agreement (the “Employment Agreement”) dated as of April 18, 2011 (the “Effective Date”); and

WHEREAS, the parties desire to amend the Employment Agreement as provided below.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereby agree as follows:

1. Amendment to Section 2. Section 2 shall hereby be amended to read in its entirety as follows:

“Term of Employment. The term of this Agreement shall be the time period from the Effective Date and continue in accordance with the following sentence (the “Term”). On each annual anniversary of the Effective Date, the Term shall be extended for one additional year, unless during the 30-day period prior to any such anniversary, the Company or the Executive notifies the other in writing not to have the Term so extended. The portion of the Term during which the Executive is actually employed by the Company under this Agreement is referred to as the “Employment Period”.

2. Ratification. All other provisions of the Employment Agreement remain unchanged and are hereby ratified by the Company and Executive.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date set forth above.

Company:

Sprouts Farmers Market, Inc.

/s/ Doug Sanders
By: Doug Sanders, Chief Executive Officer

Executive:

/s/ James Nielsen
James Nielsen